UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2019 (October 24, 2019)

HIGHLANDS REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55580	81-0862795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

332 S Michigan Avenue, Ninth Floor
Chicago, IL 60604
(Address of Principal Executive Offices)
(312) 583-7990
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 2.01. Completion of Acquisition or Disposition of Assets
On October 24, 2019, Highlands REIT, Inc. (the “Company”), through The Muse Owner, LLC (the “Purchaser”), a wholly-owned subsidiary of the Company, completed the purchase of certain real property and improvements located at 2270 South University Boulevard, Denver, Colorado (the “Property”) for a gross purchase price of $48.7 million, exclusive of closing costs. The seller is not affiliated with the Company.
Item 9.01    Financial Statements and Exhibits
(a) Financial Statements. The financial information required to be filed with this Form 8-K will be filed by an amendment hereto not later than 71 days after the date on which this initial Form 8-K is required to be filed.
(b) Pro Forma Financial Information. The financial information required to be filed with this Form 8-K will be filed by an amendment hereto not later than 71 days after the date on which this initial Form 8-K is required to be filed.
(d) Exhibits. None.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Highlands REIT, Inc.
Date: October 30, 2019                        /s/ Richard Vance
Name: Richard Vance
Title: President and Chief Executive Officer